MOORE & ASSOCIATES, CHARTERED
             ACCOUNTANTS AND ADVISORS
                              PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form 10-SB/A of Paloma Enterprises, of our report dated June 1, 2006 on our audit of the financial statements of Party Production Rentals Inc. as of December 31, 2005, and the results of its operations and cash flows for the period ended December 31, 2005 from inception November 23, 2004, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
January 9, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7511 Fax (702)253-7501